THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, NOR ANY OTHER SECURITIES ACT, BY ACCEPTING THE WARRANTS EVIDENCED BY THIS CERTIFICATE ALL SHARES OF STOCK ARE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF ANY EFFECTIVE REGISTRATION UNDER APPLICABLE SECURITIES LAWS AND ACTS OR AN EXEMPTION THEREOF. BY ACCEPTING THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE THE SHAREHOLDER HEREOF AGREES TO BE BOUND BY THE RESTRICTIONS IMPOSED BY LAW.


                              A
                           WARRANT
       For the Purchase of Common Stock, Par Value $0.001 per Share, of
                   MAKEPEACE CAPITAL CORP.
    (Incorporated Under the Laws of the State of Texas)

Void after 5:00 P.M.
Warrant to Purchase No.       	                Shares

THIS IS TO CERTIFY that, for value received,
 ("Underwriter") or registered assigns, is entitled, subject to the terms and conditions hereinafter set forth, at any time prior to 5:00 P.M., pacific time, on a date four years from the effective date of a registration statement filed with the Securities and Exchange Commission, but not thereafter, to purchase the number of shares set forth above ("Shares") of common stock, par value $.001 per share at time Warrant was granted of Makepeace Capital Corp., a Texas corporation ("Company" or "Corporation"), from the Company upon payment to the Company of $5.00 per share ("Purchase Price") if and to the extent this Warrant is exercised, in whole or in part, during, the Period this Warrant remains in force and to receive a certificate or certificates represented ( the Shares so purchased, upon presentation and surrender to the Company of this Warrant, with the form of subscription attached hereto duly executed, and accompanied by payment of the Purchase price of each Share purchased. This "A" Warrant is one of a class of warrants ("Warrants") initially exercisable for the purchase of a total of 1,975,000 shares of Common Stock of the Company.

                          ARTICLE I
                     TERMS OF THE WARRANT

Section 1.01. Subject to the provisions of this agreement, this Warrant may be exercised at any time after 9:00 A.M., pacific. on the effective date of a registration statement covering the underlying common shares ("Exercise Commencement Date"), but no later than 5:00 P.M., pacific time, four years after said effective date ("Expiration Time"). If this Warrant is not exercised on or before the Expiration Time it shall become void, and all rights hereunder shall thereupon cease.

Section 1.02. (1) The holder of this Warrant ("Holder") may exercise this Warrant, in whole or in part, upon surrender of this Warrant with the form of exercise attached hereto as Exhibit "A" duly executed., to the Company at its office in Denver, Colorado, together with the full Purchase Price of $5.00 for each Share to be purchased in lawful money of the United States, or by certified check, bank draft or postal or, express money order payable in United States dollars to the order of the Company, and upon compliance with sold subject to the conditions set forth herein.

(2) Upon receipt of this Warrant with the Exhibit "A" form of exercise duly executed and accompanied by payment of the aggregate Purchase Price for the Shares for which this Warrant is then being exercised, the Company shall cause to be issued certificates for the total number of whole Shares for which this Warrant is being exercised in such denominations as are required for delivery to the Holder, and the Company shall thereupon deliver such certificates to the Holder or its nominee.

(3) In case the Holder shall exercise this Warrant with respect to less than all of the Shares that may be purchased under this Warrant, the Company shall execute a new Warrant for the balance of the Shares that may be purchased upon exercise of this Warrant and deliver such new Warrant to the Holder.

(4) The Company, covenants and agrees that it will pay when due and payable any and all of the Company's taxes which may be payable in respect of the issue of this Warrant, or the issue of any Shares upon the exercise of this Warrant. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of this Warrant or of the Shares in a name other than that of the Holder at the time of surrender, and until the payment of such tax the Company shall not be required to issue such Shares.

Section 1.03. Prior to due presentment for registration of transfer of this Warrant, the Company may deem and treat the Holder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for the purpose of any exercise hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

Section 1.04. Except per Article II, this Warrant may not be sold, hypothecated, exercised, assigned or transferred, except to individuals who are of officers of the Company per Article II or any successor to its business or pursuant to the laws of descent and distribution, and thereafter and until its expiration shall be assignable and transferable in accordance with and subject to the Securities Act of 1933 and all other Federal and State securities laws.

Section 1.05. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company.

Section 1.06. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on such reasonable terms as to indemnity or otherwise as it may impose (which shall, in the case of a mutilated Warrant, include the surrender thereto, issue a new Warrant of like denomination and tenor as, and in substitution for, this Warrant, which shall thereupon become void. Any such new Warrant shall constitute an additional contractual obligation of the Company.

Section 1.07, (1) The Company covenants and agrees that at all times it shall reserve and keep available for the exercise hereof sufficient authorized Shares to permit the exercise in full of this Warrant.

(2) Prior to the issuance of any Shares upon exercise of this Warrant, the Company may but is not required to secure the listing of such Shares upon any securities exchange or automated quotation system upon which the shares of the Company's Common Stock are listed for trading.
(3) The Company covenants that all Shares when issued upon the exercise of this Warrant will be validly issued, fully paid, and non-assessable.

                           ARTICLE II
                 COMPANY'S RIGHT TO CALL WARRANT

Section 2.01. (1) By resolution of its Board of Directors, the Corporation may call this warrant at any time and from time to time on or after the effective date of a registration statement covering the underlying common shares, in whole or in part, by paying to the registered owner or owners hereof the sum of $.001 per share.

(2) The Corporation shall give notice of its election to call this Warrant by mailing a copy of such notice, postage prepaid, to the registered owner or owners hereof, not less than 30 or more than 90 days prior to the date designated as the date for the call, addressed to their respective addresses appearing on the books of the Corporation. Failure to give notice, or any defect in a notice or in the mailing thereof, will not affect the validity of the call.

(3) If only a portion of the warrants of the same tenor as this Warrant then outstanding is to be called at a given time, the Corporation shall select the warrants to be called in whatever manner the Board of Directors of the Corporation determines. Subject to the provisions and limitations contained herein, the Board of Directors shall have full power and authority to prescribe the manner in which and the terms and conditions upon which this Warrant shall from time to time be callable.

(4) On and after the date of call specified in the notice, the owner or owners of this Warrant shall be entitled to receive the call price of $.001 per share, upon presentation and surrender of this Warrant at the place designated in the notice. If called the registered owners agree to execute all documents required by the Corporation to transfer the warrants to the Corporation.

(5) From and after the date of call specified in the notice (unless the Corporation defaults in providing money for the payment of the call price), all rights of the holder or holders hereof as a warrant holder in the Corporation shall cease, except for the right to receive the call price hereof without interest and this Warrant shall be available for sale, transfer and/or issuance of stock by the Company.

                      ARTICLE III
         REGISTRATION UNDER THE SECURITIES ACT OF 1933

Section 3.01. This Warrant and the Shares of Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, nor any other securities act. Upon exercise, in part or in whole, of this Warrant, the Shares shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, NOR ANY OTHER SECURITIES ACT. BY ACCEPTING THE WARRANTS EVIDENCED BY THIS CERTIFICATE ALL SHARES OF STOCK ARE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER APPLICABLE SECURITIES LAWS AND ACTS OR AN EXEMPTION THEREFROM. BY ACCEPTING THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE, THE SHAREHOLDER HEREOF AGREES TO BE BOUND BY THE RESTRICTIONS IMPOSED BY LAW.

                          ARTICLE IV
                        OTHER MATTERS

Section 4.01. All the covenants and provisions of this Warrant by or for the benefit of the Company shall bind and inure to the benefit of its successors and assigns hereunder.

Section 4.02. The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of Washington.


Section 4.03. Notices or demands pursuant to this Warrant to be given or made by the Holder to or on the Company shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, until another address is designated in writing by the Company, as follows:

Makepeace Capital Corp.
1660 South Albion Street, #723
Denver, Colorado 80222

Notices to the Holder provided for in this Warrant shall be deemed given or made by the Company if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed to the Holder at his last known address as it shall appear on the books of the Company.

Section 4.04. Nothing in this Warrant expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other the Company and the Holder any right, remedy or claim under promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements combined in this Warrant shall be for the sole and exclusive benefit of the Company and its successors and of the Holder, its successors and, if permitted, its assignees.

Section 4.05. The Article headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

IN WITNESS WHEREOF, this Warrant has been duly executed by the Company under its corporate seal as of the _______ day of ___________, ______.

MAKEPEACE CAPITAL CORP.


By:                                                          By:
Secretary                                                    President

EXHIBIT "A"

The undersigned hereby:   (1) irrevocably subscribes for and offers to
purchase _____ shares of Common Stock of Makepeace Capital, Inc., pursuant to the "A" warrant to which this Exhibit is attached, (2) encloses payment of for these shares at a price of $5.00 per share; and (3) requests that a certificate for the shares be issued in the name of the undersigned and delivered to the undersigned at the address specified below.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, NOR ANY OTHER SECURITIES ACT. BY ACCEPTING THE WARRANTS EVIDENCED BY THIS CERTIFICATE ALL SHARES OF STOCK ARE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER APPLICABLE SECURITIES LAWS AND ACTS OR AN EXEMPTION THEREFROM. BY ACCEPTING THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE, THE SHAREHOLDER HEREOF AGREES TO BE BOUND BY THE RESTRICTIONS IMPOSED BY LAW.

Dated this      day of _______________, _____


_________________________

ADDRESS:

___________________________

___________________________


Signature Guaranteed by:

____________________________

MAKEPEACE CAPITAL CORP.

ASSIGNMENT

(To be executed by the registered holder to effect a transfer of the Foregoing Warrant to the Company)

FOR VALUE RECEIVED,
                    -----------------------------------

hereby sells, assigns and transfers unto the within Warrant and all of the rights represented thereby, and does hereby irrevocably constitute and
appoint              Attorney, to transfer said Warrant on the books of the
Company, with full power of substitution.


Dated:				________________________
				Signature of Holder
Signature guaranteed:

__________________________